EXHIBIT 10.24


                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT


         THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into this 31st day of December, 1998, by and between TROPICAL SPORSTWEAR INT'L CORPORATION, a Florida corporation ("Tropical"),
TROPICAL SPORTSWEAR COMPANY, INC., a Delaware corporation ("TSCI"), SAVANE INTERNATIONAL CORP., a Texas corporation (formerly known as Farah Incorporated) ("Savane"), and APPAREL NETWORK CORPORATION, a Florida corporation ("Apparel") (Tropical, TSCI, Savane and Apparel collectively referred to hereinafter as "Borrowers" and individually as a "Borrower") each with its chief executive office and principal place of business at 4902 West Waters Avenue, Tampa, Florida 33634-1302; the various financial institutions listed on the signature pages hereof and their respective successors and permitted assigns which become "Lenders" as provided in the Loan Agreement (as defined below); and FLEET CAPITAL CORPORATION, a Rhode Island corporation, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, "Agent") with an office at 300 Galleria Parkway, N.W., Suite 800, Atlanta, Georgia 30339.

                                    Recitals:

         Borrowers, Agent and Lenders, are parties to a certain Loan and Security Agreement dated June 10, 1998, as amended by that certain First Amendment to Loan and Security Agreement dated July 9, 1998, and that certain Second Amendment to Loan and Security Agreement dated August 27, 1998 (as at any time amended, the "Loan Agreement"), pursuant to which Lenders have made certain revolving credit loans and letter of credit accommodations to Borrowers.

         Borrower is currently in default under the Loan Agreement due to Borrowers breach of the tangible net worth covenant. Borrowers have requested that Agent and Lenders waive the existing default under the Loan Agreement and amend the terms of the Loan Agreement to modify the tangible net worth covenant.

         Agent and Lenders are willing to waive the default and amend the Loan Agreement on the terms and conditions as hereinafter set forth.

         NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

         2. Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:

         (a) By deleting the definition of "Consolidated  Tangible Net Worth" in
Section 1 of the Loan Agreement and by substituting the following definition in lieu thereof:

                           Consolidated  Tangible  Net  Worth  - on any  date of
                  determination, the Consolidated net worth of Borrowers on such date as determined in accordance with GAAP, after adding thereto the outstanding principal amount of the Senior Subordinated Notes (not to exceed $100,000,000) and after deducting therefrom the amount of all intangible items reflected therein, including all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, unamortized excess cost of investment in Subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP.

         (b) By deleting Section 10.3.1 of the Loan Agreement in its entirety and by substituting the following new Section 10.3.1 in lieu thereof:

                                    10.3.1.  Consolidated  Tangible  Net  Worth.
                  Maintain, as of the end of each Fiscal Quarter, Consolidated Tangible Net Worth of not less than the amount shown below for the period corresponding thereto:

                  Period                                  Amount

                  Fiscal Quarter ending                 $95,000,000
                  January 2, 1999

                  Fiscal Quarter ending                 $99,000,000
                  April 3, 1999

                  Fiscal Quarter ending                $103,000,000
                  July 3, 1999

                  Each Fiscal Quarter thereafter       $103,000,000
                                                       plus $4,000,000 for  each
                                                       additional Fiscal Quarter
                                                       after October 1, 1999


         3. Limited Waiver of Default. An Event of Default has occurred and currently exists under the Loan Agreement as a result of Borrowers' breach of
Section 10.3.1 of the Loan Agreement (the "Designated Default"). The Designated Default exists because of Borrowers' failure to maintain the required
Consolidated Tangible Net Worth set forth in Section 10.3.1. Each Borrower represents and warrants that the Designated Default is the only Default or Event of Default that exists under the Loan Agreement and the other Loan Documents as of the date hereof. Agent and Lenders hereby waive the Designated Default in existence on the date hereof. In no event shall such waiver be deemed to constitute a waiver of (a) any Default or Event of Default other than the Designated Default in existence on the date of this Amendment or (b) each Borrower's obligation to comply with all of the terms and conditions of the Loan Agreement and the other Loan Documents from and after the date hereof. Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, each Borrower hereby agrees that it shall be required strictly to comply with all of the terms of the Loan Documents on and after the date hereof.

         4. Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by each Borrower); the security interests and liens granted by each Borrower in favor of Agent are duly perfected, first priority security interests and liens; and the unpaid principal amount of the Revolver Loans on and as of the close of business on December 30, 1998, totaled $74,663,679.51.

         5. Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrowers; and all of the representations and warranties made by Borrowers in the Loan Agreement are true and correct on and as of the date hereof, except to the extent any representation or warranty specifically relates to an earlier date.

         6. Expenses of Agent. Borrowers jointly and severally agree to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

         7. Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Agent and Lenders in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

         8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         9. No Novation, etc.. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

         10. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         11. Further Assurances. Each Borrower agrees to take such further actions as Agent and Lenders shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

         12. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

         13. Release of Claims. To induce Agent and Lenders to enter into this Amendment, each Borrower hereby release, acquits and forever discharges Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes or actions of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Agent and Lenders arising under or in connection with any of the Loan Documents or otherwise.

         14. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.


                                    BORROWERS:

ATTEST:                                    TROPICAL SPORTSWEAR INT'L
                                           CORPORATION


/s/ Regina M. Ifland                       By:      N. Larry McPherson
Assistant Secretary                        Title:   Executive Vice President
[CORPORATE SEAL]                                    Finance  and Operations



ATTEST:                                     TROPICAL SPORTSWEAR COMPANY, INC.

                                                     /s/ N. Larry McPherson
/s/ Regina M. Ifland                        By:      N. Larry McPherson
Assistant Secretary                         Title:   Executive Vice President
[CORPORATE SEAL]                                     Finance  and Operations



ATTEST:                                     SAVANE INTERNATIONAL CORP.
                                            (f/k/a Farah Incorporated)

                                                     /s/ N. Larry McPherson
/s/ Regina M. Ifland                        By:      N. Larry McPherson
Assistant Secretary                         Title:   Executive Vice President
[CORPORATE SEAL]                                     Finance and Operations



ATTEST:                                     APPAREL NETWORK CORPORATION

                                                     /s/ N. Larry McPherson
/s/ Regina M. Ifland                        By:      N. Larry McPherson
Assistant Secretary                         Title:   Executive Vice President
[CORPORATE SEAL]                                     Finance and Operations

                                    LENDERS:

                                            FLEET CAPITAL CORPORATION

                                                     /s/ Elizabeth L. Walker
                                            By:      Elizabeth L. Walker
                                            Title:   Senior Vice President


                                            NATIONSBANC COMMERCIAL CORPORATION

                                                     /s/ Andrea Jackson
                                            By:      Andrea Jackson
                                            Title:   Vice President


                                            FIRST UNION NATIONAL BANK

                                                     /s/ Jill Travis
                                            By:      Jill Travis
                                            Title:   Vice President


                                            DEUTSCHE FINANCIAL SERVICES
                                            CORPORATION

                                                     /s/ Jeff Goliver
                                            By:      Jeff Goliver
                                            Title:   Senior Vice President


                                      AGENT:

                                            FLEET CAPITAL CORPORATION,
                                                as Agent

                                                     /s/ Elizabeth L. Walker
                                            By:      Elizabeth L. Walker
                                            Title:   Senior Vice President